UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report: September 9, 2005
(Date of earliest event reported)

Eden Bioscience Corporation
(Exact name of registrant as specified in its charter)

WA	0-31499	91-1649604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11816 North Creek Parkway N.	98011-8201
(Address of principal executive offices)	(Zip Code)

425-806-7300
(Registrant's telephone number, including area code)

3830 Monte Villa Parkway, Suite 100, Bothell, WA 98021-7266
(Former Name or Former Address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On September 9, 2005, Eden Bioscience Corporation entered into an Amendment of Lease and Termination Agreement with Ditty Properties Limited Partnership to terminate the Lease, dated January 12, 2001, between the Eden and Ditty, as lessor. The Lease is filed as Exhibit 10.14 to Eden's Annual Report on Form 10-K for the year ended December 31, 2000 (filed on March 29, 2001), and relates to 63,200 square feet of research and office space in Bothell, Washington. The Lease originally expired January 11, 2011. Average annual rent and operating costs under the Lease were approximately $1.9 million. The termination was effective as of August 31, 2005. Approximately 34,300 square feet of the space subject to the Lease was subleased to CEPTYR, Inc. under a Sublease, dated December 31, 2002, which is filed as Exhibit 10.12 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002 (filed on March 27, 2003). The Sublease had an initial term that expired in December 2007, with options to extend the Sublease through January 2011 and beyond, at CEPTYR's discretion, provided that Eden exercised its option to extend the Lease beyond its initial ten-year term. Average annual rent and operating costs under the Sublease were approximately $1.2 million. In connection with the Amendment of Lease and Termination Agreement, the existing Sublease was transferred to Ditty.

In the third quarter of 2005, Eden expects to record a lease termination loss totaling approximately $2.3 million. The lease termination loss is comprised of a termination fee totaling $1.5 million, consisting of $250,000 cash and the forfeiture of a $1.25 million security deposit (included in long-term other assets on Eden's balance sheet); and an asset impairment loss on leasehold improvements and equipment at the leased facility totaling approximately $3.5 million, offset by the write-off of liabilities recorded for accrued losses on facility subleases and rent expense in excess of rent payments totaling approximately $2.7 million. The termination of the Lease will reduce future rent and facility operating cost payments, net of rent and operating costs collected under a sublease, by approximately $700,000 annually.

Item 2.06. Material Impairments

See disclosures in Item 1.02 above regarding the asset impairment loss on leasehold improvements and equipment, which Eden concluded would be necessary when it entered into the Amendment of Lease and Termination Agreement on September 9, 2005. The impairment charge will not result in future cash expenditures.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 13, 2005	EDEN BIOSCIENCE CORPORATION

		By:	/s/ Bradley S. Powell

Bradley S. Powell
Chief Financial Officer